Rule 424(b)(3)
Registration Statement No. 333-106320
Pricing Supplement No. 01b
Dated January 20, 2004
(To Prospectus dated July 1, 2003 and
 Prospectus Supplement dated November 7, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,000,000,000
Medium-Term Notes, Series P
Principal Amount:							$75,000,000.00
Issue Price:							$74,846,250.00
Net Proceeds to the Company:					$74,546,250.00
Agent:					Citigroup
CUSIP:								45974VZP6
Settlement Date:							01/23/04
Stated Maturity (date):						01/23/08
Interest Rate:							3.30%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:			N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):	N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: